SHARE EXCHANGE AGREEMENT

AGREEMENT made this 18th day of July, 2014 among Bitzio, Inc. d/b/a Democratique, a Nevada corporation with offices at 9625 Cozycroft Avenue, Suite A and B, Chatsworth CA 91311(“Democratique”) and the individuals whose names and addresses are set forth on the signature page of this Agreement (the “EA Shareholders”).

WHEREAS, EA Shareholders owns all of the issued and outstanding capital stock of E-Motion Apparel, Inc., a California corporation, which is engaged in the business of designing, producing and marketing apparel (the “E-Motion Apparel Business”); and

WHEREAS, Democratique wishes to acquire E-Motion Apparel, Inc., and the EA Shareholders are willing to sell E-Motion Apparel, all on the terms and conditions set forth herein.

NOW, THEREFORE, it is agreed:

1. Share Exchange.

a. E-Motion Apparel Shares. At the Closing (defined below), the EA Shareholders shall deliver to Democratique certificates for a total of 1000 shares of common stock issued by E-Motion Apparel, Inc. (the “E-Motion Apparel Shares”). The certificates shall be duly endorsed for transfer of the E-Motion Apparel Shares to Democratique. Each of the EA Shareholders represents and warrants that:

A.	delivery of the endorsed certificate in her name to Democratique will vest in Democratique all of the right, title and interest in the E-Motion Apparel Shares now owned by her, free of liens, claims or encumbrances; and

B.	the E-Motion Apparel Shares owned by the EA Shareholders represent all of the issued and outstanding capital stock of E-Motion Apparel, Inc.

b. Exchange Shares. At the Closing, Democratique shall deliver to the EA Shareholders certificates for a total of three hundred fifty million (350,000,000) shares of common stock of Democratique (the “Exchange Shares”). The certificates shall be allocated as follows:

●	157,500,000 shares to Marilu Brassington (“Brassington”),

●	157,5000,000 shares to Elaine Cunningham (“Cunningham”), and

●	35,000,000 shares to Leticia Brito (“Brito”).

b-1. The certificates for the Exchange Shares shall bear a legend stating that transfer of the shares is restricted by the terms of this Agreement. In the event that a Termination Event occurs with respect to an EA Shareholder prior to the second anniversary of the Closing Date (defined below), then a portion of the Exchange Shares owned by the person who experienced the Termination Event shall be automatically cancelled on the effective date of the Termination Event. A person shall experience a “Termination Event” if she voluntarily terminates her employment by Democratique without Cause (as defined in either of the employment agreements annexed hereto) or Democratique terminates her employment for fraud. The number of shares that will be cancelled in the event of a Termination Event will be:

	The number of shares to be cancelled will be:
If the Termination Event occurs on or before:	Brassington or Cunningham	Brito
September 1, 2014	157,500,000	35,000,000
March 1, 2015	118,125,000	26,250,000
September 1, 2015	78,750,000	17,500,000
March 1, 2016	39,375,000	8,750,000

Promptly after a Termination Event, the affected EA Shareholder shall deliver to Democratique a certificate for no less than the number of cancelled shares as set forth above.

b-2. In the event that Democratique closes a Qualified Placement at any time prior to the second anniversary of the Closing Date, and the Placement Price is less than $.0015 per share (adjusted equitably for any recapitalization events after the Closing Date), then additional Exchange Shares will be issued to the EA Shareholders and the table of “shares to be cancelled” in Section 1(b-1) above will be adjusted proportionately. A “Qualified Placement” will be any sale for cash of equity securities or instruments convertible into equity securities, with or without additional payment, in which the aggregate gross proceeds equal or exceed Seven Hundred Fifty Thousand Dollars ($ 750,000). The “Placement Price” will be the average price per share of common stock sold in the Qualified Placement or, if the Qualified Placement includes a sale of securities other than common stock, the cash paid on a common stock equivalent basis. The aggregate number of additional Exchange Shares to be issued shall equal the difference of (i) 525,000,000 divided by the Placement Price less (ii) the number of Exchange Shares previously issued. The additional Exchange Shares shall be allocated among the EA Shareholders in the same proportion as indicated in Section 1(b) above.

c. Earn-Out Shares. In the event that the revenue recorded by E-Motion Apparel, Inc. during any of the current and two subsequent calendar years equals or exceeds the Annual Threshold, then Democratique will issue shares of its common stock (the “Earn-Out Shares”) to the EA Shareholders. The Earn-Out Shares will be allocated among the EA Shareholders in the proportions indicated in Section 1(b) above. Certificates for the Earn-Out Shares will be issued on the twentieth day after the end of the calendar year during which the Earn-Out Shares are earned.

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c-1. The number of Earn-Out Shares to be issued will be determined by calculating the Earn-Out Value based on the annual revenue, calculated in accordance with generally accepted accounting principles utilized in preparation of the Democratique financial statement, according to the following table:

Year	Annual Threshold	Revenue for each dollar of Earn-Out Value	Maximum Earn-Out Value
2014	$270,000	$4.50	$100,000
2015	$390,000	$6.50	$100,000
2016	$540,000	$9.00	$100,000

Thus, for example, if in calendar year 2015 E-Motion Apparel records $550,000 in revenue, then Democratique will issue Earn-Out Shares with an Earn-Out Value of $84,615, but if revenue in 2015 is less than $390,000 then no Earn-Out Shares will be issued, and if revenue in 2015 is $650,000 or more, then Earn-Out Shares with an Earn-Out Value of $100,000 will be issued.

c-2. The number of Earn-Out Shares to be issued will be determined by dividing the Earn-Out Value by the Year-End Price. The “Year-End Price” will equal the average closing bid price for the common stock for the last sixty (60) trading days of calendar year during which the Earn-Out Shares were earned.

c-3. If the annual revenue recorded by E-Motion Apparel, Inc. during 2014 equals or exceeds Six Hundred and Fifty thousand Dollars ($650,000), then, in lieu of the calculations above, the Earn-Out Value for 2014 will be Three Hundred Thousand Dollars ($300,000) and no Earn-Out Shares will issue on account of revenue in 2015 and 2016.

c-4. If the annual revenue recorded by E-Motion Apparel, Inc. during 2015 equals or exceeds Seven Hundred and Fifty Thousand Dollars ($750,000), then, in lieu of the calculations above with respect to 2015 and 2016, the Earn-Out Value for 2015 will be Three Hundred Thousand Dollars ($300,000) less any Earn-Out Value earned during 2014 and no Earn-Out Shares will issue on account of revenue in 2016.

2. Closing.

a. The parties shall make the deliveries contemplated by this Agreement (the “Closing”) on the date of execution of this Agreement as set forth above (the “Closing Date”),. The Closing will take place at the office of counsel for Democratique.

b. At the Closing, Democratique will deliver:

A.	the stock certificates described in Section 1(b) hereof.

B.	the Employment Agreement with Brassington in the form annexed hereto as Appendix A executed on behalf of Democratique.

C.	the Employment Agreement with Cunningham in the form annexed hereto as Appendix B executed on behalf of Democratique.

c. At the Closing, the EA Shareholders will deliver:

A.	the stock certificates described in Section 1(a) hereof.

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B.	a copy of a resolution of the Board Directors of E-Motion Apparel, Inc. appointing Tamy Aberson Sloboda, Marilu Brassington and Hubert Blanchette to serve as the board of directors of E-Motion Apparel, Inc.

C.	the Employment Agreement in the form annexed hereto as Appendix A executed by Brassington.

D.	the Employment Agreement in the form annexed hereto as Appendix B executed by Cunningham.

E.	releases of any liens filed against any of the assets of E-Motion Apparel that have not been discharged as of the Closing Date.

3. Democratique Representations and Warranties. Democratique hereby represents and warrants to the EA Shareholders that:

a. Organization, Qualification and Authority. Democratique is an entity duly incorporated and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The execution and delivery of this agreement and the performance by Democratique of the transactions contemplated by this agreement have been duly authorized by all necessary corporate or similar action on the part of Democratique. The execution and consummation of the transactions contemplated by this Agreement will not violate any provision of applicable law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, Democratique’s Articles of Incorporation or Bylaws or, in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which Democratique is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to Democratique.

b. Restricted Securities. Democratique understands that the E-Motion Apparel Shares are “restricted securities” and have not been registered under the Securities Act of 1933 or any applicable state securities law. Democratique is acquiring the E-Motion Apparel Shares as principal for its own account and not with a view to or for distributing or reselling such Shares, has no present intention of distributing any of such Shares, and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares.

c. Capitalization. The authorized capital stock of Democratique consists of 2,000,000,000 shares of common stock, $.001 par value, of which no more than 800,000,000 shares are issued and outstanding, and 25,000,000 authorized shares of preferred stock, $.001 par value, out of which 1,000,000 shares have been designated as Series B Preferred Shares and 999 shares have been designated as Series C Preferred Stock, with 1,000,000 shares of Series B Preferred Stock and 999 shares of Series C Preferred Stock issued and outstanding. There are no outstanding options, warrants, subscription rights or commitments of any character whatsoever giving any person any right to acquire any shares of Democratique capital stock or capital stock equivalents.

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d. SEC Filings. Democratique is a fully compliant reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all Democratique public filings required under the Exchange Act have been made. All public filings by Democratique under the Exchange Act are true, correct and complete in all material respects, are not misleading and do not omit to state any material fact which is necessary to make the statements contained in such public filings not misleading in any material respect.

e. Legal Proceedings. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to Democratique’s knowledge, threatened against or affecting Democratique or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign)

4. EA Shareholders Representations and Warranties. Brassington and Cunningham, jointly and severally, hereby represent and warrant to Democratique that:

a. Organization, Qualification and Authority. E-Motion Apparel, Inc. is an entity duly incorporated and in good standing under the laws of the State of California, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. E-Motion Apparel, Inc. is qualified to do business in every state in which the nature of its business requires that it be so qualified. E-Motion Apparel, Inc. has no subsidiaries. The execution and consummation of the transactions contemplated by this Agreement will not violate any provision of applicable law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, E-Motion Apparel, Inc.’s Articles of Incorporation or Bylaws or, in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which E-Motion Apparel, Inc. or any of the EA Shareholders is a party or by which it or her or any of its or her properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to E-Motion Apparel, Inc. or any of the EA Shareholders.

b. Authority. None of the EA Shareholders is party to any agreement or subject to any judgment or any other instrument that may prevent her from carrying out the transactions contemplated by this Agreement, carrying on the E-Motion Apparel Business, or fulfilling her obligations under her Employment Agreement, if applicable.

c. Restricted Securities. Each of the EA Shareholders understands that the shares to be issued to her by Democratique pursuant to Section 1 hereof are “restricted securities” and have not been registered under the Securities Act of 1933 or any applicable state securities law. Each of the EA Shareholders is acquiring the shares as principal for her own account and not with a view to or for distributing or reselling such shares, has no present intention of distributing any of such shares, and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such shares.

d. Capitalization. The authorized capital stock of E-Motion Apparel, Inc. consists of 1000 shares of common stock, $1 par value, of which 1000 shares are issued and outstanding, and owned of record and beneficially as follows: Brassington: 450 Shares, Cunningham: 450 Shares, and Leticia Brito: 100 shares . There are no outstanding options, warrants, subscription rights or commitments of any character whatsoever giving any person any right to acquire any shares of E-Motion Apparel, Inc. common stock or common stock equivalents.

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e. Legal Proceedings. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of any of the EA Shareholders, threatened against or affecting E-Motion Apparel, Inc. or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

f. Financial Condition. The financial statements of E-Motion Apparel, Inc. previously delivered to Democratique fairly present the results of operations of E-Motion Apparel, Inc. for the periods presented and the financial condition of E-Motion Apparel, Inc. as of the date thereof. All of the assets of E-Motion Apparel reflected on such financial statements or subsequently acquired are in good and merchantable condition, and are free of liens other than such liens as are disclosed in Appendix C hereto, as to which releases will be delivered at the Closing.

g. No Contracts or Undisclosed Liabilities. E-Motion Apparel is not party to any contract that it cannot terminate at will without penalty. Except as set forth on the books and records of E-Motion Apparel, there are no liabilities or debts of E-Motion Apparel, Inc. of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt other than purchase orders placed in the ordinary course of business. Appendix C also sets forth a complete list of all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) and any other plan, program, arrangement or agreement with respect to which E-Motion Apparel, Inc. is obligated to provides bonuses, incentive compensation, vacation pay, severance pay, insurance or any other perquisite or benefit to officers, employees or consultants of E-Motion Apparel, Inc.

h. Intellectual Property. E-Motion Apparel, Inc. has, or has rights to use, all designs, copyrights, licenses, trademarks, trademark applications, service marks, trade names, trade dress, trade secrets, inventions and other intellectual property rights and similar rights as necessary or material for use in connection with the E-Motion Apparel Business (collectively, the “Intellectual Property Rights”). Neither E-Motion Apparel, Inc. nor any of the EA Shareholders has received a notice (written or otherwise) that any of the Intellectual Property Rights used by E-Motion Apparel, Inc. or which E-Motion Apparel, Inc. contemplates using violates or infringes upon the rights of any person. To the knowledge of each of the EA Shareholders, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the Intellectual Property Rights. Each of the EA Shareholders reasonably believes that E-Motion Apparel, Inc. will be able to carry out all aspects of the E-Motion Apparel Business as currently contemplated without purchasing or licensing any additional intellectual property or violating or infringing upon the intellectual property rights of any person.

i. Finder Fees. E-Motion Apparel, Inc. has not incurred, nor will it incur, directly or indirectly, any liability for brokers’ or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

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5. Management. Unless Democratique and the majority in interest of the EA Shareholders otherwise agree in writing, the following covenants shall govern the management of E-Motion Apparel, Inc.

a. Board of Directors. There shall be three members of the Board of Directors of E-Motion Apparel, Inc.: Brassington and two designees of Democratique. The initial designees of Democratique are Tamy Aberson Sloboda and Hubert Blanchette.

b. Employment of EA Shareholders. Upon the Closing Date, Brassington and Democratique will execute the Employment Agreement annexed hereto as Appendix A, pursuant to which Brassington shall serve as Chief Executive Office of E-Motion Apparel, Inc. Upon the Closing Date, Cunningham and Democratique will execute the Employment Agreement annexed hereto as Appendix B, pursuant to which Cunningham will serve as Chief Creative Officer of E-Motion Apparel, Inc.

c. Independent Entity. Prior to the second anniversary of the Closing Date:

A.	no action shall be taken to end the corporate existence of E-Motion Apparel, Inc.

B.	Democratique shall not sell any capital stock of E-Motion Apparel, Inc. nor make any sale of assets of E-Motion Apparel, Inc. outside the ordinary course of business.

C.	E-Motion Apparel, Inc. shall not issue any capital stock.

D.	E-Motion Apparel, Inc. shall not declare or pay any dividend.

E.	Management of E-Motion Apparel, Inc. shall maintain books and records for E-Motion Apparel, Inc. as a wholly-owned subsidiary, which shall accurately record the assets and liabilities of E-Motion Apparel, Inc.

d. Financing. Democratique will make loans to provide working capital to E-Motion Apparel, Inc., each of which will be reflected in a simple demand promissory note. The amount and timing of the loans will be determined in the sole discretion of the board of directors of Democratique, based on the board’s assessment of Democratique’s available cash resources and the cash requirements of its several businesses. The parties contemplate that no more than $250,000 in capital from Democratique will be required in order for E-Motion Apparel, Inc. to implement its business plan. However, the parties acknowledge that Democratique has very limited cash resources at this time and, accordingly, Democratique makes no covenant nor representation or promise regarding the amount of financing, if any, that it will provide for the E-Motion Apparel Business.

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6. Covenant of Non-Competition. In consideration of the undertakings by Democratique herein, Brassington and Cunningham each covenants for the benefit of E-Motion Apparel, Inc. as follows:

a. The “Restricted Period” for purposes of this Covenant shall commence on the Closing Date and shall continue for a period ending on the date which is five years after the Closing Date.

b. During the Restricted Period she shall not, directly or indirectly, as an employee, consultant or principal, through equity ownership or otherwise, for herself or for any other person, engage in, or assist any other person to engage in, Restricted Activities. For purposes hereof, “Restricted Activities” shall mean the following:

A.	Directly or indirectly soliciting, diverting, taking away or attempting to solicit, divert, or take away any business opportunity which becomes available to E-Motion Apparel, Inc. during the Restricted Period.

B.	Utilizing business contacts developed while employed by E-Motion Apparel, Inc. to market apparel similar to apparel marketed by E-Motion Apparel, Inc. in price point, function and target demographic.

C.	Hiring, offering to hire, enticing away or in any manner persuading or attempting to persuade any person affiliated (as employee or as independent contractor) with E-Motion Apparel, Inc. to discontinue his/her relationship with such company, or to become employed by any other entity.

7. Reversion Option. Democratique hereby grants to the EA Shareholders an option to purchase the E-Motion Apparel Shares for a price of $.0001 per share (the “Reversion Option”). The Reversion Option may be exercised during the period commencing on the occurrence of an Insolvency Event and ending on the second anniversary of the Closing Date. In order to exercise the Reversion Option, the holders of a majority in interest of the EA Shareholders must deliver to the executive offices of Democratique: a written notice of exercise, a personal check for the option exercise price, and a bank check in the amount of any outstanding loans from Democratique to E-Motion Apparel, Inc. Upon receipt of the aforesaid three items, Democratique shall deliver to the EA Shareholders certificates for the E-Motion Apparel Shares in the same names and numbers of shares as were delivered pursuant to Section 1(a) hereof. Exercise of the Reversion Option shall terminate the Covenant of Non-Competition set forth in Section 6 hereof.

As used herein, “Insolvency Event” means (i) Democratique shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; (ii) an involuntary case or other proceeding shall be commenced against Democratique seeking liquidation, reorganization or other relief with respect to it or its debts under bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or (iii) an order for relief shall be entered against Democratique under the federal bankruptcy laws in effect at such time.

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8. Indemnification. Democratique, on the one hand, and Brassington and Cunningham, jointly and severally, on the other hand, shall each indemnify, defend and hold harmless the other against all losses, claims, damages, costs, expenses (including reasonable attorneys’ fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of any breach of this Agreement by the party from whom indemnification is sought (the “Indemnifier”), including but not limited to failure of any representation or warranty made by the Indemnifier to be true and correct at or before the Closing. Any party wishing to claim indemnification under this Section 8, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Indemnifier in writing, but the failure to so notify shall not relieve the Indemnifier from any liability that it or she may have under this Section 8, except to the extent that such failure would materially prejudice the Indemnifier.

9. Miscellaneous

a. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof.

b. Arbitration. Any controversy, claim, or dispute arising out of or relating to the terms and conditions of this agreement shall be settled by arbitration, before a panel of one arbitrator, conducted in Los Angeles County, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators’ award in any court having jurisdiction.

c. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

d. Entire Agreement. This agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this agreement.

e. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile to a facsimile number maintained in the executive offices of the receiving party for that purpose, (b) the second business day following the date of mailing, if sent by a U.S. nationally recognized overnight courier service or (c) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the first pages of this agreement, unless such address is changed by notice to the other party hereto.

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f. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute but one agreement.

IN WITNESS WHEREOF, the parties have made this agreement as of the date written on its first line.

BITZIO, INC.		THE EA SHAREHOLDERS:

By:	/s/ Hubert Blanchette	/s/ Marilu Brassington
	Hubert Blanchette, CEO	Marilu Brassington
1437 Pleasant Oaks Pl.
Thousand Oaks, CA 91362

/s/ Elaine Cunningham
Elaine Cunningham
6021 Wilbur Street
Tarzana, CA 91356

/s/ Leticia Brito
Leticia Brito
301 NW 7th Avenue
Delray Beach, FL 33483

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APPENDIX A

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”), dated as of this 18th day of July, 2014, is entered into by and between Marilu Brassington (“Executive”) and Bitzio, Inc., a Nevada corporation (the “Company”).

RECITALS

WHEREAS, Executive and the Company have entered into a Share Exchange Agreement pursuant to which the Company is purchasing E-Motion Apparel, Inc. from Executive and others, and said agreement contemplates that the parties will enter into this Employment Agreement.

WHEREAS, the Company believes that the future growth, profitability and success of the business of the Company will be significantly enhanced by the employment of Executive as Chief Financial Officer and as Chief Executive Officer of its subsidiary, E-Motion Apparel, Inc.

WHEREAS, subject to the terms and conditions of this Agreement, the Company desires to employ the Executive, and the Executive desires to accept such employment with the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I. DEFINITIONS

1.1 Certain Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth below:

(a) “Act” means the California General Corporation Law, as amended from time to time.

(b) “Agreement”: has the meaning set forth in the introductory paragraph.

(c) “Board”: means the Board of Directors of the Company.

(d) “Business Day”: means any day other than a Saturday or Sunday or a day on which the Federal Reserve Bank of New York is closed.

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(e) “Cause”: means (i) the willful failure of Executive to perform substantially Executive’s duties with the Company (as described in Section 2.2) or to follow a lawful reasonable directive from the Board (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Executive by the Board which specifically identifies the manner in which the Board believes that Executive has not substantially performed Executive’s duties or to follow a lawful reasonable directive and Executive is given a reasonable opportunity (not to exceed thirty (30) days) to cure any such failure to substantially perform; or (ii) (A) any willful act of fraud, or embezzlement or theft by Executive, in each case, in connection with Executive’s duties hereunder or in the course of Executive’s employment hereunder or (B) Executive’s admission in any court, or conviction of, a felony involving moral turpitude, fraud, or embezzlement, theft or misrepresentation of any statement or representation made by Executive hereunder. For the avoidance of doubt, no act or failure to act, on the part of Executive, shall be considered “willful” unless it is done, or omitted to be done, by Executive in bad faith and without reasonable belief that Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. The cessation of employment of Executive shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel for Executive, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive is guilty of the conduct described above, and specifying the particulars thereof in detail.

(f) “Company”: has the meaning set forth in the introductory paragraph.

(g) “Disability”: means a physical or mental incapacity as a result of which Executive becomes unable to continue to perform fully her duties under this Agreement for 90 consecutive calendar days or for shorter periods aggregating 90 or more days in any 12-month period or upon the determination by a physician selected by Executive on account of Executive’s mental or physical incapacity that Executive will be unable to return to work and perform her duties on a full-time basis within 90 calendar days following the date of such determination, , provided that, notwithstanding the foregoing, in the event that the Company does not provide or fails to make applicable payments or contributions under any worker’s compensation or disability program(s), including California State Disability Insurance, a Disability shall not include any physical or mental incapacity resulting from any work related injury or accident.

(h) “Effective Date”: means July 18, 2014.

(i) “Executive”: has the meaning set forth in the introductory paragraph.

(j) “Employment Period”: has the meaning set forth in Section 2.1.

(k) “Good Reason”: means, without Executive’s express written consent, the occurrence of any of the following circumstances unless, in the case of paragraphs (i), (iii), (iv) or (vi), such circumstances are fully corrected prior to the date of termination specified in the written notice given by Executive notifying the Company of her resignation for Good Reason:

(i) The assignment to Executive of any duties inconsistent with her status as Chief Financial Officer of the Company and Chief Executive Officer E-Motion Apparel, Inc. or an adverse alteration in the nature or status of her responsibilities;

(ii) The failure of Executive to be elected/re-elected as a member of the board of directors of E-Motion Apparel, Inc.;

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(iii) The relocation of the Company’s principal executive offices or of the principal executive offices of E-Motion Apparel, Inc. to a location outside Southern California, or the Company’s requiring Executive either: (i) to be based anywhere other than at one of the aforesaid offices; or (ii) to relocate her primary residence outside of California; or

(iv) The failure by the Company to pay to Executive any material portion of her compensation, except pursuant to a compensation deferral elected by Executive.

(l) “Person”: means an individual, a corporation, a partnership, a limited liability company, an association, a trust, a joint stock company, a joint venture, an unincorporated organization or any federal, state, county, city, municipal or other local or foreign government or any subdivision, authority, commission, board, bureau, court, administrative panel or other instrumentality thereof.

(m) “Profit Share”: has the meaning set forth in Section 2.3(b). “

(n) “Salary”: has the meaning set forth in Section 2.3(a). “

(o) “Termination Date”: has the meaning set forth in Section 2.1.

ARTICLE II. TERMS OF EMPLOYMENT

2.1 Employment Period. Executive’s employment under this Agreement will commence on the Effective Date and shall continue until the fifth anniversary of the Effective Date, unless sooner terminated in accordance with Section 2.5. The period of Executive’s employment under this Agreement as determined under the preceding sentence is referred to herein as the “Employment Period,” and the date on which such employment terminates pursuant to this Section 2.1 or Section 2.5 is referred to herein as the “Termination Date.”

2.2 Duties During Employment Period. Executive will be employed by the Company as the Chief Financial Officer and Treasurer of the Company. Executive will also serve as the Chief Executive Officer of E-Motion Apparel, Inc. Executive will report to the Chief Executive Officer of the Company and to the Board. In such capacities, Executive will perform such duties and exercise such powers as are set forth in the Act or as reasonably assigned to Executive by the Board or by the Chief Executive Officer from time to time. Executive will also serve as a member of the Board without additional compensation when so appointed. Executive shall devote her full business time and attention to her duties hereunder, except that Executive may serve on advisory boards or the board of directors of other companies if such service does not substantially interfere with her duties to the Company or create a conflict of interest.

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2.3 Compensation.

(a) Salary. For Executive’s services under this Agreement, the Company will pay to Executive an annual salary (“Salary”). The annual Salary will be One fifty Thousand Dollars ($150,000). The Board may review the amount of the Salary in six months, and the Board may adjust the Salary upwards after any such review, with any such upward adjustments effective as of the dates determined by the Board. There will be no diminution of the Salary (as increased from time to time). Executive’s Salary will be payable to Executive periodically, but not less frequently than once a month. During the period from the Effective Date through May 31, 2015, the Company will defer payment of $8,500 per month and pay only $4,000 per month in cash, provided that portions approved by Executive of the salaries of the Company’s other executive officers are likewise deferred. The Company’s obligation to pay the deferred portion will be satisfied by issuing to Executive on June 1, 2015 59,500,000 shares of the Company’s common stock, representing deferred salary of $89,250 converted to shares at $0.0015 per share

(a-1) Salary Deferral. Executive agrees that the Company may defer payment of up to two-thirds of her salary, provided that portions approved by Executive of the salaries of the other three executive officers are likewise deferred. The deferral will continue until the earlier of the date on which the Board of Directors determines that the Company’s anticipated cash flow is adequate to terminate the deferrals or the date on which the Company ceases to defer the salary of any of the executive officers in the proportions agreed upon. The deferral may not be renewed, once terminated, without Executive’s written consent. The deferred portion may be converted to shares at the discretion of the executive at $0.0015 per share.

(b) Profit Share. Thirty days after the end of each half-calendar year (i.e. on January 30 and July 30 of each year), the Company will pay Executive an amount equal to five percent (5%) of the contribution margin realized during the preceding half-year from sales to the Existing Customers. Contribution margin will be measured in a manner consistent with general accounting principles. The “Existing Customers” consist of all entities that submitted purchase orders to E-Motion Apparel, Inc. during the twenty-four months preceding the Effective Date.

(c) Equity Interest. Promptly after the execution of this Agreement, the executive will be issued 50,000,000 shares of the Company’s common stock which will vests over 2 year period, with 1/8 of such shares vesting every quarter.

Deductions and Withholdings. All amounts payable or that become payable under this Agreement will be subject to any deductions and withholdings required by law.

2.4 Benefits.

(a) Benefits. Except as otherwise addressed in this Section 2.4, during the Employment Period, Executive shall be entitled to participate in all pension, medical, retirement and other benefit plans and programs generally available to the Company’s senior officers, including participation in incentive compensation programs such as, but not limited to, bonus programs and stock options. The Company will adopt a stock option program during 2014 for the benefit of executives and key employees.

(b) Vacation. Executive shall be entitled to paid vacation time of our (4) weeks per fiscal year taken in accordance with the vacation policy of the Company as applicable to all executives and key employees of the Company. Executive shall also be entitled to all paid holidays and to reasonable sick leave in accordance with the policies of the Company applicable to its executive management. Executive will accrue vacation pro rata on a monthly basis so long as Executive’s total accrued vacation does not exceed eight (8) weeks. Should Executive’s accrued vacation time reach 8 weeks, Executive will cease to accrue vacation until Executive’s accrued vacation time falls below that level.

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(c) Expenses. Subject to compliance with the Company’s policies as from time to time in effect regarding the incurrence, substantiation and verification of business expenses during the Employment Period, the Company will pay or reimburse Executive for all reasonable expenses incurred in connection with the performance of Executive’s duties under this Agreement or for promoting, pursuing or otherwise furthering the business of the Company, including Executive’s reasonable expenses for travel, entertainment and similar items.

2.5 Termination. Executive acknowledges and agrees that Executive’s right to compensation under this Agreement terminates at the end of the Employment Period, except as otherwise provided in this Agreement or by law.

(a) Termination by the Company for Cause or Resignation without Good Reason.

(i) The Company will have the right to terminate Executive’s employment under this Agreement for Cause upon ten (10) days prior written notice to Executive and pursuant to the definition of “Cause” as set forth in Section 1.1(e) hereof. Executive shall resign from the Board promptly after the Company’s request, in the event Executive is so terminated or Executive resigns with or without Good Reason.

(ii) If Executive is terminated For Cause, or if she resigns her position without Good Reason, then: (a) all of her rights and benefits under this Agreement shall thereupon terminate and her employment shall be deemed terminated on the date of such termination or resignation; (b) she shall be entitled to all accrued Salary, Profit Share, vested options, rights, payments and benefits earned, vested or paid on or before such date under the Company’s plans and programs, but unvested Company stock options granted to Executive by the Company pursuant to a Company stock option plan (“Company Stock Options”) will be deemed terminated; (c) her right to exercise vested Company Stock Options will expire 180 days from the date of such termination or resignation, and all stock options not so exercised will be deemed terminated; (d) the Company shall pay Executive within ten (10) days following the Termination Date all accrued but unused vacation earned by Executive through the Termination Date and all unreimbursed expenses incurred by Executive prior to the Termination Date; and (e) her right to indemnification under the Company’s charter and bylaws or pursuant to the Act will continue in force. The Company shall make all payments due to Executive pursuant to this Section 2.5 promptly following her last day of employment with the Company.

(b) Termination by Death of Executive. If Executive dies during the Employment Period, the Company will pay to such Person or Persons as Executive may designate in writing or, in the absence of such designation, to the estate of Executive, the sum of (i) accrued but unpaid Salary earned prior to Executive’s death, (ii) accrued but unused vacation earned prior to Executive’s death, (iii) all unreimbursed expenses incurred by Executive prior to her death, (iv) all benefits they are entitled to under the terms of the Company’s benefit plans and programs by reason of a participant’s death during active employment, including applicable rights and benefits under the Company’s equity plans. Notwithstanding anything to the contrary contained in the Company’s equity plan documents or in this paragraph, upon Executive’s death one hundred percent (100%) of Executive’s unvested Company Stock Options, if any, will be deemed vested.

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(c) Termination for Disability. The Company will have the right to terminate Executive’s employment under this Agreement at any time upon the Disability of Executive during the Employment Period. If Executive’s employment is terminated because of Executive’s Disability, the Company will pay to Executive the sum of (i) accrued but unpaid Salary earned prior to Executive’s Disability, (ii) accrued but unused vacation earned by Executive prior to Executive’s Disability and (iii) all unreimbursed expenses incurred by Executive prior to her Disability. Notwithstanding such termination of employment, the Company shall continue to provide to Executive the benefits of those Company plans under which Executive qualifies until the expiration of the term remaining in this Agreement.

ARTICLE III. MISCELLANEOUS

3.1 Assignment of Inventions. Executive agrees to promptly make full written disclosure to the Company of all Inventions, and to assign to the Company all right, title and interest in and to any and all Inventions. Executive further acknowledges that all Inventions are “works made for hire” as that term is defined in the United States Copyright Act. As used herein, the term “Inventions” means all original designs, works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, that Executive may individually or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice during the period of employment with the Company. The term “Inventions” does not, however, apply to, and this Section 3.1 does not require an assignment of, any invention that the Executive develops entirely on her own time without using the Company’s equipment, supplies, facilities, or trade secret information,

3.2 Notices. Any notice to be given or to be served upon any Party in connection with this Agreement must be in writing and will be deemed to have been given and received when delivered to the address specified by the Party to receive the notice. Any Party may, at any time by giving five (5) days’ prior written notice to the other Party, designate any other address in substitution of the foregoing address to which such notice will be given. Such notices will be given to a Party at the address specified below:

If to Company:

Bitzio, Inc.
9625 Cozycroft Avenue, Suite A
Chatsworth, CA 91311

If to Executive:

Marilu Brassington

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Notices, requests and other communications will be deemed given upon the first to occur of such item having been (a) delivered personally to the address provided in this Section 3.2, (b) by email, confirmed by one of the other means described in this Section 3.2, or (d) delivered or refused by the recipient if sent by registered or certified mail, return receipt requested or by reputable national overnight courier service in the manner described above to the address provided in this Section 3.2 (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 3.2). Any Party from time to time may change its address, or other information for the purpose of notices to that Party by giving notice specifying such change to the other Party.

3.3 Entire Agreement. This Agreement supersedes all prior discussions and agreements, whether oral or written, between the Parties with respect to the subject matter hereof, and contains the entire agreement between the Parties with respect to the subject matter thereof.

3.4 Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition and delivered pursuant to Section 3.2. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by applicable law or otherwise afforded, will be cumulative and not alternative.

3.5 Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its principles of conflicts of laws.

3.6 Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO A DISPUTE AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.

3.7 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any court of competent jurisdiction in Los Angeles County, California or any federal court sitting in Los Angeles County, California, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the full extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 3.2 will be deemed effective service of process on such party.

3.8 Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns, provided that Executive may not assign, delegate or otherwise transfer any of her rights or obligations under this Agreement without the prior written consent of the Company.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

COMPANY:

Bitzio, Inc.
A Nevada corporation

By:
Name:	Hubert Blanchette
Title:	Chief Executive Officer

EXECUTIVE:

Marilu Brassington

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appendix b

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”), dated as of this 18th day of July, 2014, is entered into by and between Elaine Cunningham (“Executive”) and Bitzio, Inc., a Nevada corporation (the “Company”).

RECITALS

WHEREAS, Executive and the Company have entered into a Share Exchange Agreement pursuant to which the Company is purchasing E-Motion Apparel, Inc. from Executive and others, and said agreement contemplates that the parties will enter into this Employment Agreement.

WHEREAS, the Company believes that the future growth, profitability and success of the business of the Company will be significantly enhanced by the employment of Executive as Chief Creative Officer of its subsidiary, E-Motion Apparel, Inc.

WHEREAS, subject to the terms and conditions of this Agreement, the Company desires to employ the Executive, and the Executive desires to accept such employment with the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE IV. DEFINITIONS

4.1 Certain Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth below:

(a) “Act” means the California General Corporation Law, as amended from time to time.

(b) “Agreement”: has the meaning set forth in the introductory paragraph.

(c) “Board”: means the Board of Directors of the Company.

(d) “Business Day”: means any day other than a Saturday or Sunday or a day on which the Federal Reserve Bank of New York is closed.

(e) “Cause”: means (i) the willful failure of Executive to perform substantially Executive’s duties with the Company (as described in Section 2.2) or to follow a lawful reasonable directive from the Board (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Executive by the Board which specifically identifies the manner in which the Board believes that Executive has not substantially performed Executive’s duties or to follow a lawful reasonable directive and Executive is given a reasonable opportunity (not to exceed thirty (30) days) to cure any such failure to substantially perform; or (ii) (A) any willful act of fraud, or embezzlement or theft by Executive, in each case, in connection with Executive’s duties hereunder or in the course of Executive’s employment hereunder or (B) Executive’s admission in any court, or conviction of, a felony involving moral turpitude, fraud, or embezzlement, theft or misrepresentation of any statement or representation made by Executive hereunder. For the avoidance of doubt, no act or failure to act, on the part of Executive, shall be considered “willful” unless it is done, or omitted to be done, by Executive in bad faith and without reasonable belief that Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. The cessation of employment of Executive shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel for Executive, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive is guilty of the conduct described above, and specifying the particulars thereof in detail.

(f) “Company”: has the meaning set forth in the introductory paragraph.

(g) “Disability”: means a physical or mental incapacity as a result of which Executive becomes unable to continue to perform fully her duties under this Agreement for 90 consecutive calendar days or for shorter periods aggregating 90 or more days in any 12-month period or upon the determination by a physician selected by Executive on account of Executive’s mental or physical incapacity that Executive will be unable to return to work and perform her duties on a full-time basis within 90 calendar days following the date of such determination, provided that, notwithstanding the foregoing, in the event that the Company does not provide or fails to make applicable payments or contributions under any worker’s compensation or disability program(s), including California State Disability Insurance, a Disability shall not include any physical or mental incapacity resulting from any work related injury or accident.

(h) “Effective Date”: means July 18, 2014.

(i) “Executive”: has the meaning set forth in the introductory paragraph.

(j) “Employment Period”: has the meaning set forth in Section 2.1.

(k) “Good Reason”: means, without Executive’s express written consent, the occurrence of any of the following circumstances unless, in the case of paragraphs (i), (iii), (iv) or (vi), such circumstances are fully corrected prior to the date of termination specified in the written notice given by Executive notifying the Company of her resignation for Good Reason:

(i) The assignment to Executive of any duties inconsistent with her status as Chief Creative Officer E-Motion Apparel, Inc. or an adverse alteration in the nature or status of her responsibilities;

(ii) The failure of Executive to be elected/re-elected as a member of the board of directors of E-Motion Apparel, Inc.;

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(iii) The relocation of the Company’s principal executive offices or of the principal executive offices of E-Motion Apparel, Inc. to a location outside Southern California, or the Company’s requiring Executive either: (i) to be based anywhere other than at one of the aforesaid offices; or (ii) to relocate her primary residence outside of Southern California; or

(iv) The failure by the Company to pay to Executive any material portion of her compensation, except pursuant to a compensation deferral elected by Executive.

(l) “Person”: means an individual, a corporation, a partnership, a limited liability company, an association, a trust, a joint stock company, a joint venture, or an unincorporated organization.

(m) “Profit Share”: has the meaning set forth in Section 2.3(b).

(n) “Salary”: has the meaning set forth in Section 2.3(a).

(o) “Termination Date”: has the meaning set forth in Section 2.1.

ARTICLE V. TERMS OF EMPLOYMENT

5.1 Employment Period. Executive’s employment under this Agreement will commence on the Effective Date and shall continue until the fifth anniversary of the Effective Date, unless sooner terminated in accordance with Section 2.5. The period of Executive’s employment under this Agreement as determined under the preceding sentence is referred to herein as the “Employment Period,” and the date on which such employment terminates pursuant to this Section 2.1 or Section 2.5 is referred to herein as the “Termination Date.”

5.2 Duties During Employment Period. Executive will be employed by the Company as the Chief Creative Officer of E-Motion Apparel, Inc. Executive will report to the Chief Executive Officer of the Company and to the Board. In such capacities, Executive will perform such duties and exercise such powers necessary in connection with the management and development of the marketing, media, branding and clothing design for E-Motion Apparel, Inc. in accordance with the Act, including leading the team or teams of creative directors, art directors, designers and seamstresses for E-motion Apparel, Inc. Executive will also serve as a member of the Board without additional compensation when so appointed. Executive shall devote her business time and attention to her duties hereunder, except that Executive may serve on advisory boards or the board of directors of other companies if such service does not substantially interfere with her duties to the Company or create a conflict of interest.

5.3 Compensation.

(a) Salary. For Executive’s services under this Agreement, the Company will pay to Executive an annual salary (“Salary”). The annual Salary will be Sixty Thousand Dollars ($60,000). The Board may review the amount of the Salary in six months, and the Board may adjust the Salary upwards after any such review, with any such upward adjustments effective as of the dates reasonably determined by the Board. There will be no diminution of the Salary (as increased from time to time). Executive’s Salary will be payable to Executive periodically, but not less frequently than once a month.

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(b) Profit Share. Thirty days after the end of each half-calendar year (i.e. on January 30 and July 30 of each year), the Company will pay Executive an amount equal to five percent (5%) of the contribution margin realized during the preceding half-year from sales to the Existing Customers. Contribution margin will be measured in a manner consistent with general accounting principles. The “Existing Customers” consist of all entities that submitted purchase orders to E-Motion Apparel, Inc. during the twenty-four months preceding the Effective Date.

(c) Equity Interest. Promptly after the execution of this Agreement, the executive will be issued 5,000,000 shares which will vest over 2 year period, with 1/8 of such shares vesting every quarter.

Deductions and Withholdings. All amounts payable or that become payable under this Agreement will be subject to any deductions and withholdings required by law.

5.4 Benefits.

(a) Benefits. Except as otherwise addressed in this Section 2.4, during the Employment Period, Executive shall be entitled to participate in all pension, medical, retirement and other benefit plans and programs generally available to the Company’s senior officers, including participation in incentive compensation programs such as, but not limited to, bonus programs and stock options. The Company will adopt a stock option program during 2014 for the benefit of executives and key employees.

(b) Vacation. Executive shall be entitled to paid vacation time of four (4) weeks per fiscal year taken in accordance with the vacation policy of the Company as applicable to all executives and key employees of the Company. Executive shall also be entitled to all paid holidays and to reasonable sick leave in accordance with the policies of the Company applicable to its executive management. Executive will accrue vacation pro rata on a monthly basis so long as Executive’s total accrued vacation does not exceed eight (8) weeks. Should Executive’s accrued vacation time reach 8 weeks, Executive will cease to accrue vacation until Executive’s takes said vacation time and the accrued vacation time falls below that level.

(c) Expenses. Subject to compliance with the Company’s policies as from time to time in effect regarding the incurrence, substantiation and verification of business expenses during the Employment Period, the Company will pay or reimburse Executive for all reasonable expenses incurred in connection with the performance of Executive’s duties under this Agreement or for promoting, pursuing or otherwise furthering the business of the Company, including Executive’s reasonable expenses for travel, entertainment and similar items.

5.5 Termination. Executive acknowledges and agrees that Executive’s right to compensation under this Agreement terminates at the end of the Employment Period, except as otherwise provided in this Agreement or by law.

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(a) Termination by the Company for Cause or Resignation without Good Reason.

(i) The Company will have the right to terminate Executive’s employment under this Agreement for Cause upon ten (10) days prior written notice to Executive and pursuant to the definition of “Cause” as set forth in Section 1.1(e) hereof. I Executive shall resign from the Board promptly after the Company’s request, in the event Executive is so terminated or Executive resigns with or without Good Reason.

(ii) If Executive is terminated For Cause, or if she resigns her position without Good Reason, then: (a) all of her rights and benefits under this Agreement shall thereupon terminate and her employment shall be deemed terminated on the date of such termination or resignation; (b) she shall be entitled to all accrued Salary, Profit Share, vested options, rights, payments and benefits earned, vested or paid on or before such date under the Company’s plans and programs, but unvested Company stock options granted to Executive by the Company pursuant to a Company stock option plan (“Company Stock Options”) will be deemed terminated; (c) her right to exercise vested Company Stock Options will expire 180 days from the date of such termination or resignation, and all stock options not so exercised will be deemed terminated; (d) the Company shall pay Executive within ten (10) days following the Termination Date all accrued but unused vacation earned by Executive through the Termination Date and all unreimbursed expenses incurred by Executive prior to the Termination Date; and (e) her right to indemnification under the Company’s charter and bylaws or pursuant to the Act will continue in force. The Company shall make all payments due to Executive pursuant to this Section 2.5 promptly following her last day of employment with the Company.

(b) Termination by Death of Executive. If Executive dies during the Employment Period, the Company will pay to such Person or Persons as Executive may designate in writing or, in the absence of such designation, to the estate of Executive, the sum of (i) accrued but unpaid Salary earned prior to Executive’s death, (ii) accrued but unused vacation earned prior to Executive’s death, (iii) all unreimbursed expenses incurred by Executive prior to her death, (iv) all benefits they are entitled to under the terms of the Company’s benefit plans and programs by reason of a participant’s death during active employment, including applicable rights and benefits under the Company’s equity plans. Notwithstanding anything to the contrary contained in the Company’s equity plan documents or in this paragraph, upon Executive’s death one hundred percent (100%) of Executive’s unvested Company Stock Options, if any, will be deemed vested.

(c) Termination for Disability. The Company will have the right to terminate Executive’s employment under this Agreement at any time upon the Disability of Executive during the Employment Period. If Executive’s employment is terminated because of Executive’s Disability, the Company will pay to Executive the sum of (i) accrued but unpaid Salary earned prior to Executive’s Disability, (ii) accrued but unused vacation earned by Executive prior to Executive’s Disability and (iii) all unreimbursed expenses incurred by Executive prior to her Disability. Notwithstanding such termination of employment, the Company shall continue to provide to Executive the benefits of those Company plans under which Executive qualifies until the expiration of the term remaining in this Agreement.

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ARTICLE VI. MISCELLANEOUS

6.1 Assignment of Inventions. Executive agrees to promptly make full written disclosure to the Company of all Inventions, and to assign to the Company all right, title and interest in and to any and all Inventions related to women’s tie-dye apparel. Executive further acknowledges that all Inventions are “works made for hire” as that term is defined in the United States Copyright Act. As used herein, the term “Inventions” means all original designs, works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, that Executive may individually or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice during the period of employment with the Company. The term “Inventions” does not, however, apply to, and this Section 3.1 does not require an assignment of, any invention that the Executive develops entirely on her own time without using the Company’s equipment, supplies, facilities, or trade secret information.

6.2 Notices. Any notice to be given or to be served upon any Party in connection with this Agreement must be in writing and will be deemed to have been given and received when delivered to the address specified by the Party to receive the notice. Any Party may, at any time by giving five (5) days’ prior written notice to the other Party, designate any other address in substitution of the foregoing address to which such notice will be given. Such notices will be given to a Party at the address specified below:

If to Company:

Bitzio, Inc.
9625 Cozycroft Avenue, Suite A
Chatsworth, CA 91311

If to Executive:

Elaine Cunningham

Notices, requests and other communications will be deemed given upon the first to occur of such item having been (a) delivered personally to the address provided in this Section 3.2, (b) by email, confirmed by one of the other means described in this Section 3.2, or (d) delivered or refused by the recipient if sent by registered or certified mail, return receipt requested, or by reputable national overnight courier service in the manner described above to the address provided in this Section 3.2 (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 3.2). Any Party from time to time may change its address, or other information for the purpose of notices to that Party by giving notice specifying such change to the other Party.

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6.3 Entire Agreement. This Agreement supersedes all prior discussions and agreements, whether oral or written, between the Parties with respect to the subject matter hereof, and contains the entire agreement between the Parties with respect to the subject matter thereof.

6.4 Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition and delivered pursuant to Section 3.2. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by applicable law or otherwise afforded, will be cumulative and not alternative.

6.5 Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its principles of conflicts of laws.

6.6 Intentionally deleted.

6.7 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby may be brought in any court of competent jurisdiction in Los Angeles County, California or any federal court sitting in Los Angeles County, California, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the full extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 3.2 will be deemed effective service of process on such party.

6.8 Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns, provided that Executive may not assign, delegate or otherwise transfer any of her rights or obligations under this Agreement without the prior written consent of the Company.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

COMPANY:

Bitzio, Inc.
A Nevada corporation

By:
Name:	Hubert Blanchette
Title:	Chief Executive Officer

EXECUTIVE:

Elaine Cunningham

[Signature Page to Employment Agreement]